EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-04583 of Equifax Inc. on Form S-8 of our report dated June 18, 2008, appearing in this Annual Report on Form 11-K of the Equifax Inc. 401(k) Plan for the year ended December 31, 2007.

/s/SMITH & HOWARD, P.C.
Atlanta, Georgia
June 26, 2008